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                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                                            , 1997



State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

Dear Sirs:

                  In accordance with Article 10, ss. 10.01 of the Transfer Agency and Service Agreement, dated October 8, 1993 (the "Agreement"), between Warburg, Pincus Institutional Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Bank"), the Fund hereby notifies the Bank of the Fund's desire to have the Bank render services as transfer agent under the terms of the Agreement with respect to the Small Company Value Portfolio, a series of Shares of the Fund.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                            Very truly yours,

                                            WARBURG, PINCUS INSTITUTIONAL
                                            FUND, INC.


                                            By:
                                                  Name:
                                                  Title:

Accepted:

STATE STREET BANK AND TRUST COMPANY


By:
   Name:
   Title: